Waystar Reports Second Quarter 2025 Results
Q2 revenue growth of 15% year-over-year
Q2 net income of $32.2 million and non-GAAP net income of $65.7 million
Q2 net income margin of 12%; adjusted EBITDA margin of 42%
Raising revenue and adjusted EBITDA guidance for 2025
LEHI, Utah and LOUISVILLE, Ky., July 30, 2025 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the second quarter ended June 30, 2025.
“Waystar recorded strong Q2 results, including 15% revenue growth, driven by AI-powered innovations, trusted client relationships, and compelling and real ROI for healthcare providers,” said Matt Hawkins, Chief Executive Officer of Waystar. “Our execution and momentum enable us to raise full-year revenue and adjusted EBITDA guidance. Waystar also recently announced an agreement to acquire Iodine Software, a leader in AI-powered clinical intelligence, which we expect will expand our total addressable market, be accretive to our financial profile, and position us to deliver even greater value to clients and shareholders.”

Second Quarter 2025 Financial Highlights
•Revenue of $270.7 million, up 15% year-over-year
•Net income of $32.2 million, GAAP net income per diluted share of $0.18, and net income margin of 12%
•Non-GAAP net income of $65.7 million and non-GAAP net income per diluted share of $0.36
•Adjusted EBITDA of $112.6 million and adjusted EBITDA margin of 42%
•Cash flow from operations of $97 million and unlevered free cash flow of $111 million
Key Metrics and Revenue Disaggregation
•1,268 clients contributed over $100,000 in LTM revenue, up 14% year-over-year
•Net revenue retention rate (NRR) of 115%
•Subscription revenue of $131.1 million, up 17% year-over-year
•Volume-based revenue of $138.3 million, up 14% year-over-year

Financial Outlook
As of July 30, 2025, Waystar provides the following guidance for its full fiscal year 2025.1
•Total revenue is expected to be between $1.030 billion and $1.042 billion
•Adjusted EBITDA is expected to be between $418 million and $426 million
•Non-GAAP net income is expected to be between $251 million and $257 million
•Diluted non-GAAP net income per share is expected to be between $1.36 and $1.40
Webcast Information
Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Daylight Time today, July 30, 2025. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K filed July 30, 2025, can be accessed on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to
1Excludes the impact of our previously announced acquisition of Iodine Software. We have not reconciled the forward-looking adjusted EBITDA, non-GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
The following non-GAAP financial measures and key performance metrics are defined below:
Adjusted EBITDA and adjusted EBITDA Margin
We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements and IPO and secondary offering costs. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income / (loss) and Non-GAAP Net Income / (loss) Per Share
We define non-GAAP net income as GAAP net income / (loss) excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, costs related to our IPO, and the Secondary Offering, and costs related to amended debt agreements and amortization of intangibles. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimate tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.
Unlevered Free Cash Flow
We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.
Net Debt
We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.
Adjusted Net Leverage Ratio
We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.
Key Performance Metrics
Net Revenue Retention Rate
Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.
Customer Count with >$100,000 of Revenue
We regularly monitor and review our count of clients who generate more than $100,000 of revenue.
Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2025, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2025.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses (including the previously announced acquisition of Iodine Software); our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; our status as an "emerging growth company" and whether the reduced disclosure requirements applicable to "emerging growth companies" will make our common stock less attractive to investors; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2025, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.
Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
About Waystar
Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 6 billion healthcare payment transactions, including over $1.8 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	270,654	234,543	527,089	459,335
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	87,044	80,451	170,389	155,643
Sales and marketing	43,524	45,715	83,647	79,495
General and administrative	29,192	39,955	52,492	66,090
Research and development	12,622	15,901	23,700	26,221
Depreciation and amortization	33,426	44,276	66,806	88,450
Total operating expenses	205,808	226,298	397,034	415,899
Income from operations	64,846	8,245	130,055	43,436
Other expense
Interest expense	(17,325)	(49,195)	(35,582)	(105,007)
Related party interest expense	(930)	(1,346)	(1,573)	(2,718)
Income/(loss) before income taxes	46,591	(42,296)	92,900	(64,289)
Income tax expense/(benefit)	14,407	(14,611)	31,447	(20,672)
Net income/(loss)	32,184	(27,685)	61,453	(43,617)
Net income/(loss) per share:
Basic	0.19	(0.21)	0.36	(0.34)
Diluted	0.18	(0.21)	0.34	(0.34)
Weighted-average shares outstanding:
Basic	173,358,382	133,527,766	172,467,988	127,601,532
Diluted	181,599,133	133,527,766	181,076,149	127,601,532

Waystar Holding Corp.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)

	June 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$290,300	$182,133
Restricted cash	21,169	22,449
Investment securities	50,493	—
Accounts receivable, net of allowance of $6,104 at June 30, 2025 and $5,885 at December 31, 2024	143,498	145,235
Income tax receivable	—	2,838
Prepaid expenses	15,942	14,414
Other current assets	3,077	3,972
Total current assets	524,479	371,041
Property, plant and equipment, net	47,387	46,731
Operating lease right-of-use assets, net	8,960	10,820
Intangible assets, net	982,818	1,039,049
Goodwill	3,019,999	3,019,999
Deferred costs	88,083	82,815
Other long-term assets	6,196	6,549
Total assets	$4,677,922	$4,577,004
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$46,737	$47,365
Accrued compensation	22,413	31,589
Aggregated funds payable	20,888	22,059
Other accrued expenses	35,314	15,930
Deferred revenue	9,540	10,527
Current portion of long-term debt	11,102	11,311
Related party current portion of long-term debt	566	357
Current portion of operating lease liabilities	5,330	5,591
Current portion of finance lease liabilities	950	904
Total current liabilities	152,840	145,633
Long-term liabilities
Deferred tax liability	107,557	100,523
Long-term debt, net, less current portion	1,160,234	1,185,411
Related party long-term debt, net, less current portion	55,628	35,211
Operating lease liabilities, net of current portion	10,575	13,133
Finance lease liabilities, net of current portion	10,801	11,290
Deferred revenue - long-term	5,545	5,739
Other long-term liabilities	1,602	278
Total liabilities	1,504,782	1,497,218
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 and 100,000,000 shares authorized as of June 30, 2025 and December 31, 2024, respectively; zero shares issued or outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 and 2,500,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively; 174,146,070 and 172,108,240 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,741	1,722
Additional paid-in capital	3,331,277	3,298,083
Accumulated other comprehensive income (loss)	(431)	881
Accumulated deficit	(159,447)	(220,900)
Total stockholders’ equity	3,173,140	3,079,786
Total liabilities and stockholders’ equity	$4,677,922	$4,577,004

Waystar
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net income/(loss)	$61,453	$(43,617)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	66,806	88,450
Stock-based compensation	18,274	39,497
Provision for bad debt expense	1,872	1,055
Loss on extinguishment of debt	—	19,016
Deferred income taxes	7,437	(42,377)
Amortization of debt discount and issuance costs	1,346	2,646
Other	—	(99)
Changes in:
Accounts receivable	(135)	(22,932)
Income tax refundable	2,838	(4,371)
Prepaid expenses and other current assets	(968)	(2,319)
Deferred costs	(5,140)	(10,945)
Other long-term assets	58	(442)
Accounts payable and accrued expenses	9,308	4,392
Deferred revenue	(1,181)	(910)
Operating lease right-of-use assets and lease liabilities	(959)	(864)
Net cash provided by operating activities	161,009	26,180
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(11,193)	(12,428)
Purchase of investment securities	(50,525)	—
Net cash used in investing activities	(61,718)	(12,428)
Cash flows from financing activities
Change in aggregated funds liability	(1,171)	2,327
Proceeds from equity offering, net of underwriting discounts	—	914,288
Payments of third-party IPO issuance costs	—	(1,982)
Repurchase of shares	—	(844)
Proceeds from exercise of common stock options	15,045	(33)
Proceeds from issuances of debt, net of creditor fees	—	535,209
Payments on debt	(5,834)	(1,425,874)
Third-party fees paid in connection with issuance of new debt	—	(1,410)
Finance lease liabilities paid	(444)	(403)
Net cash provided by financing activities	7,596	21,278
Increase in cash and cash equivalents during the period	106,887	35,030
Cash and cash equivalents and restricted cash–beginning of period	204,582	45,428
Cash and cash equivalents and restricted cash–end of period	$311,469	$80,458
Supplemental disclosures of cash flow information
Interest paid	$39,745	$82,264
Cash taxes paid (refunds received), net	8,346	26,141
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	195	363
Unpaid third-party IPO issuance costs	—	1,354
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	290,300	68,375
Restricted cash	21,169	12,083
Total	311,469	80,458

Waystar
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2025	2024	2025	2024
Net income/(loss)	$32,184	$(27,685)	$61,453	$(43,617)
Interest expense	18,255	50,541	37,155	107,725
Income tax expense/(benefit)	14,407	(14,611)	31,447	(20,672)
Depreciation and amortization	33,426	44,276	66,806	88,450
Stock-based compensation expense	11,530	36,969	18,274	39,497
Acquisition and integration costs	655	206	884	508
Costs related to amended debt agreements	—	2,368	—	12,770
IPO related and Secondary Offering expenses	1,769	1,841	3,199	2,005
Other (a)	326	—	1,080	—
Adjusted EBITDA	$112,552	$93,905	$220,298	$186,666
Revenue	$270,654	$234,543	$527,089	$459,335
Net income/(loss) margin	11.9%	(11.8)%	11.7%	(9.5)%
Adjusted EBITDA margin	41.6%	40.0%	41.8%	40.6%
(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance totaling $0.0 million and $0.5 million, respectively, for the three and six months ended June 30, 2025

Waystar
Reconciliation of Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cost of revenue (exclusive of depreciation and amortization expenses)	87,044	80,451	170,389	155,643
Less Stock-based compensation expense	(415)	(1,739)	(646)	(1,861)
Less Acquisition and integration costs	-	-	-	(31)
Less IPO and Secondary Offering expenses	-	(5)	-	(5)
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	86,629	78,707	169,743	153,746

Sales and marketing	43,524	45,715	83,647	79,495
Less Stock-based compensation expense	(2,414)	(8,892)	(3,806)	(9,370)
Less Acquisition and integration costs	-	-	-
Less IPO and Secondary Offering expenses	-	(235)	-	(235)
Sales and marketing, adjusted	41,110	36,588	79,841	69,890

General and administrative	29,192	39,955	52,492	66,090
Less Stock-based compensation expense	(7,094)	(20,672)	(11,200)	(22,212)
Less Acquisition and integration costs	(552)	(103)	(659)	(186)
Less Costs related to amended debt agreements	-	(2,368)	-	(12,770)
Less IPO and Secondary Offering expenses	(1,769)	(1,592)	(3,199)	(1,756)
Less Other (a)	(326)	-	(1,080)	-
General and administrative, adjusted	19,451	15,220	36,354	29,166

Research and development	12,622	15,901	23,700	26,221
Less Stock-based compensation expense	(1,607)	(5,666)	(2,622)	(6,054)
Less Acquisition and integration costs	(103)	(103)	(225)	(291)
Less IPO and Secondary Offering expenses	-	(9)	-	(9)
Research and development, adjusted	10,912	10,123	20,853	19,867

Depreciation and amortization	33,426	44,276	66,806	88,450
Less Intangible amortization	(28,115)	(39,080)	(56,230)	(78,160)
Depreciation and amortization, adjusted	5,311	5,196	10,576	10,290

Income tax expense/(benefit)	14,407	(14,611)	31,447	(20,672)
Plus Tax effect of adjustments	8,903	16,897	16,730	27,917
Income tax expense/(benefit), adjusted	23,310	2,286	48,177	7,245

(a)Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance totaling $0.0 million and $0.5 million, respectively, for the three and six months ended June 30, 2025

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2025	2024	2025	2024
Net income/(loss)	$32,184	$(27,685)	$61,453	$(43,617)
Stock based compensation	11,530	36,969	18,274	39,497
Acquisition and integration costs	655	206	884	508
Costs related to amended debt agreements	—	2,368	—	12,770
IPO and Secondary Offering expenses	1,769	1,841	3,199	2,005
Other (a)	326	—	1,080	—
Intangible amortization	28,115	39,080	56,230	78,160
Tax effect of adjustments	(8,903)	(16,897)	(16,730)	(27,917)
Non-GAAP net income/(loss)	$65,676	$35,882	$124,390	$61,406

Non-GAAP net income/(loss) per share:
Basic	$0.38	$0.27	$0.72	$0.48
Diluted	$0.36	$0.26	$0.69	$0.47
Weighted-average shares outstanding:
Basic	173,358,382	133,527,766	172,467,988	127,601,532
Diluted	181,599,133	137,294,656	181,076,149	131,332,872
(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance totaling $0.0 million and $0.5 million, respectively, for the three and six months ended June 30, 2025

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	96,760	15,450	161,009	26,180
Interest paid	19,785	41,751	39,745	82,264
Purchase of PP&E and capitalization of internally developed software costs	(5,767)	(6,868)	(11,193)	(12,428)
Unlevered free cash flow	110,778	50,333	189,561	96,016

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	June 30,
	2025	2024
First lien term loan facility outstanding debt, current	11,668	12,909
First lien term loan facility outstanding debt, net of current portion	1,146,044	1,277,991
Receivables facility outstanding debt	80,000	70,000
Cash and cash equivalents	(290,300)	(68,375)
Investment securities	(50,493)	-
Net debt	896,919	1,292,525

Trailing Twelve Months Adjusted EBITDA	417,128	353,900

Adjusted Gross leverage ratio	3.0x	3.8x
Adjusted Net leverage ratio	2.2x	3.7x
Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2025
Net income/(loss)	32,184	29,269	19,079	5,413	85,945
Interest expense	18,255	18,900	20,086	18,459	75,700
Income tax expense/(benefit)	14,407	17,040	13,978	3,274	48,699
Depreciation and amortization	33,426	33,380	37,996	60,185	164,987
Stock-based compensation expense	11,530	6,744	7,037	7,903	33,214
Acquisition and integration costs	655	229	163	188	1,235
Costs related to amended debt agreements	-	-	1,262	106	1,368
IPO and Secondary Offering expenses	1,769	1,430	26	109	3,334
Other (a)	326	754	526	1,040	2,646
Adjusted EBITDA	112,552	107,746	100,153	96,677	417,128
(a) Adjustments relate to additional lease costs due to the relocation of our Louisville office and executive severance.

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Kristin Lee
kristin.lee@waystar.com
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investors@waystar.com
502-238-9511